Exhibit 99.1

LogMeIn Announces Second Quarter 2019 Results

$313M of Revenue with $96M in Adjusted EBITDA; Strategic Growth Plan

Gaining Momentum

Boston, July 25, 2019 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the second quarter ended June 30, 2019.

Second quarter financial highlights include:

•	GAAP revenue was $313.1 million and non-GAAP revenue was $313.4 million
•	GAAP net loss was $6.5 million or ($0.13) per share and non-GAAP net income was $58.6 million or $1.17 per diluted share
•	EBITDA was $72.6 million or 23.2% of GAAP revenue and Adjusted EBITDA was $95.6 million or 30.5% of non-GAAP revenue
•	Cash flow from operations was $83.7 million or 26.7% of non-GAAP revenue, and adjusted free cash flow was $74.0 million or 23.6% of non-GAAP revenue
•	Total GAAP deferred revenue was $409.1 million
•	The Company closed the quarter with cash and cash equivalents of $111.6 million and $200.0 million of borrowings under its existing credit agreement

Second quarter operational highlights include:

•	Launched the expanded suite of LastPass Business solutions that include single-sign on (SSO) and multi-factor authentication - LastPass Enterprise, LastPass MFA, LastPass Identity
•

Unveiled Bold360 Service, Bold360 Advise and Bold360 Acquire; three new offerings purpose-built to help organizations deliver impactful customer experience from the very first engagement throughout the entire customer lifecycle

•	Announced GoToRoom partnership with Dolby, whose best-in-class hardware solutions will help turn huddle and conference rooms into high-end video enabled collaboration spaces
•	Two Software & Information Industry Association (SIIA) CODiE awards for Best Collaboration Solution (GoToMeeting) and for Best Customer Service Solution (Bold360)

“We had a strong second quarter, exceeding the high-end of our guidance on all key financial metrics, while making meaningful progress executing the strategic investment plan we outlined in February of this year,” said Bill Wagner, President and CEO of LogMeIn.  “We improved our competitive position in our core meeting market while successfully launching new product offerings aimed at accelerating our momentum in our growth markets. Most significantly, the contribution of our growth products continued to accelerate and is now 24 percent of total company revenue.”

Business Outlook

Based on information available as of July 25, 2019, the Company is issuing guidance for the third quarter 2019 and fiscal year 2019.

Third Quarter 2019:  The Company expects third quarter GAAP and non-GAAP revenue to be in the range of $314 million to $316 million.

EBITDA is expected to be in the range of $80 million to $81 million, or approximately 25% of GAAP revenue.  Adjusted EBITDA is expected to be in the range of $108 million to $109 million, or approximately 34.5% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $67 million to $68 million, or $1.35 to $1.37 per diluted share.  Non-GAAP net income excludes an estimated $19 million in stock-based compensation expense, $3 million in acquisition and litigation-related costs, $60 million of amortization expense of acquired intangible assets, and $6 million of restructuring charges, as well as the income tax effect of the above items.

Non-GAAP net income for the third quarter assumes an effective tax rate of approximately 25% and GAAP net income assumes a tax provision of approximately $1 million for the third quarter.  Non-GAAP and GAAP net income per diluted share is based on an estimated 49.7 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and restructuring charges, the Company expects to report GAAP net income in the range of breakeven to $1 million, or $0.00 to $0.02 per diluted share.

Fiscal year 2019:  The Company expects full year 2019 non-GAAP revenue to be in the range of $1.258 billion to $1.263 billion.  The Company expects full year 2019 GAAP revenue to be in the range of $1.257 billion to $1.262 billion.  Non-GAAP revenue adds back $1 million for the impact of an acquisition accounting adjustment recorded to reduce acquired deferred revenue to the fair value of the remaining obligation.

EBITDA is expected to be in the range of $307 million to $311 million, or approximately 24% of GAAP revenue.  Adjusted EBITDA is expected to be in the range of $409 million to $413 million, or approximately 33% of non-GAAP revenue.

Non-GAAP net income is expected to be in the range of $253 million to $256 million, or $5.05 to $5.11 per diluted share.  Non-GAAP net income adds back the non-GAAP revenue adjustment described above and excludes an estimated $71 million in stock-based compensation expense, $14 million in acquisition and litigation-related costs, $242 million of amortization expense of acquired intangible assets, and $16 million of restructuring charges, as well as the income tax effect of the above items.

Non-GAAP net income for the fiscal year assumes an effective tax rate of approximately 25% and GAAP net loss for the fiscal year assumes a tax provision of approximately $2 million.  Non-GAAP net income per diluted share is based on an estimated 50.0 million fully-diluted weighted average shares outstanding.  GAAP net loss per share is based on an estimated 49.6 million weighted average shares outstanding.

Including stock-based compensation expense, acquisition-related costs and amortization, litigation-related expense, and restructuring charges, the Company expects to report GAAP net loss in the range of $9 million to $5 million, or ($0.18) to ($0.10) per share.

Promotion of Chris Manton-Jones to Senior Vice President of Worldwide Sales

The Company is announcing the promotion of Chris Manton-Jones from SVP & General Manager, International to SVP of Worldwide Sales, reporting directly to the Company’s Chief Operating Officer, Marc van Zadelhoff.  Chris has led all international sales for the Company since 2015 and has been an integral part of the team that helped scale LogMeIn’s global business.  Prior to LogMeIn, Chris also led large multinational sales organizations at IBM and Verint, where he developed domain expertise in customer engagement and contact centers.  As part of a leadership succession plan, Chris will be taking over worldwide sales responsibilities from Larry D’Angelo, who is leaving the Company in September 2019.

Dividend

In accordance with its previously announced capital return plan, the Company will pay a $0.325 per share dividend on August 23rd, 2019 to stockholders of record as of August 7th, 2019.  The Company currently has approximately 49.4 million shares of common stock outstanding.

Conference Call Information for Today, Thursday, July 25, 2019

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today.  To access the conference call, dial (800) 309-1256 and enter passcode 757118.  A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter.  An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on July 25, 2019 until 8:00 p.m. Eastern Time on
August 1, 2019, by dialing 888-203-1112 and entering passcode 5336663.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share, adjusted cash flow from operations, and adjusted free cash flow.

•	Non-GAAP revenue excludes the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.

•	EBITDA is GAAP net income (loss) excluding interest, income taxes, other (expense) income, net, and depreciation and amortization expense.
•	EBITDA margin is calculated by dividing EBITDA by revenue.
•

Adjusted EBITDA is EBITDA excluding the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, and litigation-related expense.

•	Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.
•

Non-GAAP operating income excludes the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, and litigation-related expense and includes amortization expense for acquired company internally capitalized software development costs that were adjusted in acquisition accounting.

•

Non-GAAP provision for income taxes excludes the tax impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, gain on disposition of non-core assets, stock-based compensation expense, restructuring charges, litigation-related expense, discrete integration related tax impacts, and the tax impact related to the enactment of the U.S. Tax Cuts and Jobs Act of 2017, and includes the tax impact of amortization expense for acquired company internally capitalized software development costs that were adjusted in acquisition accounting.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.
•	Adjusted cash flow from operations excludes acquisition retention-based bonus, litigation, restructuring, and acquisition-related payments and transaction and transition-related tax payments.
•	Adjusted free cash flow is adjusted cash flow from operations excluding purchases of property and equipment and intangible asset additions.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-

a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company's business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ: LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. A market leader in unified communications and collaboration, identity and access management, and customer engagement and support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston, Massachusetts with additional locations in North America, South America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the progress made on the Company’s strategic initiatives and revenue growth objectives, improvements made to the Company’s competitive positioning, the contributions made by our growth products to total Company revenue, as well as the Company's financial guidance for the third quarter of 2019 and fiscal year 2019. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company's solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company's ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the

Company's ability to continue to promote and maintain its brand in a cost-effective manner, the Company's ability to compete effectively, the Company's ability to develop and introduce new products and add-ons or enhancements to existing products, the Company's ability to manage growth, the Company's ability to attract and retain key personnel, the Company's ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	June 30,
	2018	2019
ASSETS
Current assets:
Cash and cash equivalents	$148,652	$111,565
Accounts receivable, net	95,354	90,412
Prepaid expenses and other current assets	83,887	79,151
Total current assets	327,893	281,128
Property and equipment, net	98,238	101,878
Operating lease assets	-	105,144
Restricted cash, net of current portion	1,840	1,831
Intangibles, net	1,059,988	958,057
Goodwill	2,400,390	2,413,655
Other assets	41,545	53,950
Deferred tax assets	6,059	6,064
Total assets	$3,935,953	$3,921,707
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$35,447	$50,805
Current operating lease liabilities	-	16,753
Accrued liabilities	119,379	140,687
Deferred revenue, current portion	369,780	399,393
Total current liabilities	524,606	607,638
Long-term debt	200,000	200,000
Deferred revenue, net of current portion	9,518	9,691
Deferred tax liabilities	201,212	181,607
Non-current operating lease liabilities	-	94,865
Other long-term liabilities	25,929	9,461
Total liabilities	961,265	1,103,262
Equity:
Common stock	567	571
Additional paid-in capital	3,316,603	3,332,239
Retained earnings	84,043	35,783
Accumulated other comprehensive income (loss)	2,133	2,380
Treasury stock	(428,658)	(552,528)
Total equity	2,974,688	2,818,445
Total liabilities and equity	$3,935,953	$3,921,707

LogMeIn, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Revenue	$305,650	$313,064	$584,867	$620,764
Cost of revenue	72,833	80,767	135,775	158,455
Gross profit	232,817	232,297	449,092	462,309
Operating expenses:
Research and development	43,920	40,379	87,036	81,096
Sales and marketing	99,343	120,825	187,558	235,459
General and administrative	39,106	34,539	74,549	68,425
Restructuring charge	-	956	-	9,430
Gain on disposition of assets	-	-	(33,910)	-
Amortization of acquired intangibles	43,347	39,390	84,430	78,889
Total operating expenses	225,716	236,089	399,663	473,299
Income (loss) from operations	7,101	(3,792)	49,429	(10,990)
Interest income	369	415	1,042	1,076
Interest expense	(1,854)	(2,126)	(2,180)	(4,269)
Other income (expense), net	(86)	(107)	(326)	(367)
Income (loss) before income taxes	5,530	(5,610)	47,965	(14,550)
(Provision for) benefit from income taxes	1,024	(912)	(11,699)	(1,011)
Net income (loss)	$6,554	$(6,522)	$36,266	$(15,561)
Net income (loss) per share:
Basic	$0.13	$(0.13)	$0.69	$(0.31)
Diluted	$0.12	$(0.13)	$0.68	$(0.31)
Weighted average shares outstanding:
Basic	52,170	49,768	52,313	50,201
Diluted	52,875	49,768	53,160	50,201

LogMeIn, Inc.
Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
GAAP Revenue	$305,650	$313,064	$584,867	$620,764
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1,474	330	2,532	748
Non-GAAP Revenue	$307,124	$313,394	$587,399	$621,512

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(In thousands, except per share data)		(In thousands, except per share data)
GAAP Net income (loss) from operations	$7,101	$(3,792)	$49,429	$(10,990)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1,474	330	2,532	748
Stock-based compensation expense	17,166	18,203	33,132	33,234
Acquisition related costs	9,231	2,947	14,376	6,871
Restructuring charge	-	956	-	9,430
Litigation related expenses	96	530	277	693
Amortization of acquired intangibles	61,634	60,428	120,602	120,897
Gain on disposition of assets	-	-	(33,910)	-
Effect of acquisition accounting on internally capitalized software development costs	(2,411)	-	(6,131)	-
Non-GAAP Operating income	94,291	79,602	180,307	160,883
Interest and other expense, net	(1,571)	(1,818)	(1,464)	(3,560)
Non-GAAP Income before income taxes	92,720	77,784	178,843	157,323
Non-GAAP Provision for income taxes (1)	(22,902)	(19,173)	(44,174)	(38,859)
Non-GAAP Net income	$69,818	$58,611	$134,669	$118,464
Non-GAAP net income per diluted share	$1.32	$1.17	$2.53	$2.34
Diluted weighted average shares outstanding used in computing per share amounts	52,875	50,027	53,160	50,587

(1) The non-GAAP provision for income taxes reported in the three and six months ended June 30, 2018 excludes the tax impact of non-GAAP items and discrete integration-related tax benefit of $3.4 million and $2.0 million, respectively, as well as a net tax provision of $0.7 million in the six months ended June 30, 2018 related to the enactment of the U.S. Tax Act.

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
GAAP Net income (loss)	$6,554	$(6,522)	$36,266	$(15,561)
Add Back:
Interest and other expense, net	1,571	1,818	1,464	3,560
Income tax provision (benefit)	(1,024)	912	11,699	1,011
Amortization of acquired intangibles	61,634	60,428	120,602	120,897
Depreciation and amortization expense	13,436	15,961	25,759	31,436
EBITDA	82,171	72,597	195,790	141,343
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	1,474	330	2,532	748
Stock-based compensation expense	17,166	18,203	33,132	33,234
Gain on disposition of assets	-	-	(33,910)	-
Acquisition related costs	9,231	2,947	14,376	6,871
Restructuring charge	-	956	-	9,430
Litigation related expenses	96	530	277	693
Adjusted EBITDA	$110,138	$95,563	$212,197	$192,319
EBITDA Margin	26.9%	23.2%	33.5%	22.8%
Adjusted EBITDA Margin	35.9%	30.5%	36.1%	30.9%

Calculation of Adjusted Cash Flows from Operations and Adjusted Free Cash Flow (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
GAAP Cash flows from operations	$103,229	$83,717	$257,202	$203,367
Add Back:
Litigation related payments	256	5	1,147	19
Acquisition retention-based bonus payments	615	3,763	657	5,226
Restructuring payments	-	5,155	-	7,049
Transaction related payments (acquisitions and dispositions)	7,178	1,065	13,674	1,879
Adjusted cash flows from operations	111,278	93,705	272,680	217,540
Purchases of property and equipment	(6,381)	(9,894)	(13,629)	(22,081)
Intangible asset additions	(10,766)	(9,830)	(17,862)	(18,745)
Adjusted Free Cash Flow	$94,131	$73,981	$241,189	$176,714
GAAP Cash flows from operations as a % of Non-GAAP Revenue	33.6%	26.7%	43.8%	32.7%
Adjusted Cash flows from operations as a % of Non-GAAP Revenue	36.2%	29.9%	46.4%	35.0%
Adjusted Free Cash Flow as a % of Non-GAAP Revenue	30.6%	23.6%	41.1%	28.4%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
Cost of revenue	$1,261	$1,301	$2,477	$2,281
Research and development	5,116	4,645	10,058	9,350
Sales and marketing	4,600	4,485	8,296	7,633
General and administrative	6,189	7,772	12,301	13,970
Total stock based-compensation	$17,166	$18,203	$33,132	$33,234

LogMeIn, Inc.
Calculation of Projected 2019 Non-GAAP Revenue (unaudited)
(In millions)

	Nine Months Ended	Twelve Months Ended
	September 31, 2019	December 31, 2019
GAAP Revenue	$314 - $316	$1,257 - $1,262
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	-	1
Non-GAAP Revenue	$314 - $316	$1,258 - $1,263

Calculation of Projected 2019 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)
(In millions, except per share data)

	Three Months Ended	Twelve Months Ended
	September 31, 2019	December 31, 2019
GAAP Net income (loss)	$0 - $1	$(9) - $(5)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	-	1
Stock-based compensation expense	19	71
Acquisition and litigation related costs	3	14
Restructuring charges	6	16
Amortization of acquired intangibles	60	242
Income tax effect of non-GAAP items	(21)	(82) - (83)
Non-GAAP Net income	$67 - $68	$253 - $256
GAAP net income per diluted share, (loss) per share	$0.00 - $0.02	$(0.18) - $(0.10)
Non-GAAP net income per diluted share	$1.35 - $1.37	$5.05 - $5.11
Weighted average shares outstanding used in computing net loss per share		49.6
Diluted weighted average shares outstanding used in computing net income per diluted share	49.7	50.0

Calculation of Projected 2019 EBITDA and Adjusted EBITDA (unaudited)
(In millions)

	Three Months Ended	Twelve Months Ended
	September 31, 2019	December 31, 2019
GAAP Net income (loss)	$0 - $1	$(9) - $(5)
Add Back:
Interest and other (income) expense, net	2	7
Income tax provision (benefit)	1	2
Amortization of acquired intangibles	60	242
Depreciation and amortization expense	17	65
EBITDA	$80 - $81	$307 - $311
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	-	1
Stock-based compensation expense	19	71
Acquisition and litigation related costs	3	14
Restructuring charges	6	16
Adjusted EBITDA	$108 - $109	$409 - $413
EBITDA Margin	25%	24%
Adjusted EBITDA Margin	34.5%	33%

LogMeIn, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
Cash flows from operating activities
Net income (loss)	$6,554	$(6,522)	$36,266	$(15,561)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	17,166	18,203	33,132	33,234
Depreciation and amortization	75,070	76,389	146,361	152,333
Gain on disposition of assets, excluding transaction costs	-	-	(36,281)	-
Change in fair value of contingent consideration liability	-	192	-	192
Benefit from deferred income taxes	(12,677)	(11,135)	(22,030)	(22,786)
Other, net	328	602	793	939
Changes in assets and liabilities, excluding effect of acquisitions and dispositions:
Accounts receivable	12,910	(1,914)	22,730	4,110
Prepaid expenses and other current assets	3,187	1,894	7,955	4,777
Other assets	(5,166)	(6,872)	(7,934)	(13,546)
Accounts payable	1,858	6,163	11,503	15,507
Accrued liabilities	3,150	(3,124)	22,961	16,226
Deferred revenue	(2,901)	6,430	35,784	30,250
Other long-term liabilities	3,750	3,411	5,962	(2,308)
Net cash provided by operating activities	103,229	83,717	257,202	203,367
Cash flows from investing activities
Purchases of property and equipment	(6,381)	(9,894)	(13,629)	(22,081)
Intangible asset additions	(10,766)	(9,830)	(17,862)	(18,745)
Acquisition of businesses, net of cash acquired	(343,351)	-	(343,351)	(22,463)
Proceeds from disposition of assets	-	-	42,394	-
Net cash provided by (used in) investing activities	(360,498)	(19,724)	(332,448)	(63,289)
Cash flows from financing activities
Borrowings (repayments) under credit facility	200,000	-	200,000	-
Proceeds from issuance of common stock upon option exercises	959	41	1,022	82
Payments of withholding taxes in connection with restricted stock unit vesting	(18,723)	(9,888)	(27,954)	(17,676)
Payment of contingent consideration	-	(1,857)	-	(1,857)
Dividends paid on common stock	(15,640)	(16,182)	(31,377)	(32,699)
Purchase of treasury stock	(68,202)	(70,164)	(115,103)	(124,232)
Net cash provided by (used in) financing activities	98,394	(98,050)	26,588	(176,382)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,546)	593	(4,890)	(792)
Net increase (decrease) in cash, cash equivalents and restricted cash	(166,421)	(33,464)	(53,548)	(37,096)
Cash, cash equivalents and restricted cash, beginning of period	367,082	146,860	254,209	150,492
Cash, cash equivalents and restricted cash, end of period	$200,661	$113,396	$200,661	$113,396